                        GUARANTY AND SURETYSHIP AGREEMENT


         THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of the 19th day of September, 1996, made by CELADON GROUP, INC., a Delaware corporation ("Guarantor"), to CEL (IN) QRS 12-17, INC., an Indiana corporation ("Landlord").


                              W I T N E S S E T H :


         WHEREAS, Landlord, as lessor, has entered into a Lease Agreement of even date herewith (the "Lease"), in which Landlord leased to Celadon Trucking Services, Inc., a New Jersey corporation ("Tenant"), certain premises situate in Indianapolis, Indiana;

         WHEREAS, all of the issued and outstanding stock of Tenant is owned by Guarantor; and

         WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:


                                    ARTICLE I

                                    GUARANTEE

         1.01. Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees and becomes surety to Landlord and its successors and assigns for the due, punctual and full payment and performance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the "Guaranteed Obligations"):

         (a) all Rent (as defined in the Lease) and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, including without limitation the Seller's/Lessee's Certificate of even date therewith in favor of Landlord, whether now existing or hereafter arising, contracted or incurred (collectively, the "Payment Obligations"); and

         (b) all covenants, agreements, terms, obligations and conditions of Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the "Performance Obligations"), as and when such payment or performance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. Guarantor acknowledges and agrees that the Payment Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute.

         1.02. Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by:

         (a) any amendment, modification or supplement to the Lease;

         (b) any assumption by any party of Tenant's or any other party's obligations under, or Tenant's or any other Party's assignment of any of its interest in, the Lease;

         (c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

         (d) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or Guarantor or

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
     their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

         (e) any extension of time for payment or performance of any of the Guaranteed Obligations;

         (f) the genuineness, validity or enforceability of the Lease;

         (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

         (h) the release of Tenant from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law;

         (i) the failure of Landlord to keep Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;

         (j) any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan (as defined in the Lease); or

         (k) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord, except payment in performance in full of the Guaranteed Obligations.

         1.03. Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

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
         1.04. No Notice or Duty to Exhaust Remedies. Guarantor hereby waives diligence, presentment, demand, protest and all notices of any kind, and waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever.

         1.05. Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably waives and releases any and all rights it may have at any time prior to the expiration of one (1) year after the payment and performance in full of the Guaranteed Obligations, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a "creditor" under the United States Bankruptcy Code of Tenant or any other person or entity.


                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.01. Representations and Warranties. The representations and warranties made by Guarantor in that certain Guarantor's Certificate of even date herewith made by Guarantor in favor of Landlord are hereby incorporated by reference herein (with all related definitions). Guarantor hereby represents and warrants to Guarantor as provided therein.

         2.02. Financial Statements; Books and Records.

         (a) Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender (as defined in the Lease) by their respective agents, accountants and attorneys, upon reasonable notice to Guarantor, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of

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
     account that Landlord or Lender reasonably believes are relevant to the ability of Tenant to perform its obligations under the Lease or the ability of Guarantor to perform its obligations under this Guaranty and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

         (b) Guarantor shall deliver to Landlord and to Lender within ninety
     (90) days of the close of each fiscal year, annual audited financial statements of Guarantor prepared by a nationally recognized independent firm of certified public accountants. Guarantor shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Guarantor, certified by Guarantor's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied
     (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Guarantor, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become a material Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Guarantor has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Guarantor has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

         2.03. Notice of Certain Events. Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of (i) the commencement, existence or threat of any proceeding by or before any duly constituted governmental authority or agency against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations or condition, financial or otherwise, of Guarantor.

         2.04. Estoppel Certificates. Guarantor shall, at any time upon not less than ten (10) days' prior written request by Landlord, deliver to Landlord a statement in writing, executed by the president or a vice president of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that, except as otherwise specified, Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are not proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency which, if adversely decided, could materially and adversely affect the financial condition of Guarantor and (v) such other matters as Landlord may reasonably request.

         2.05. Financial Covenants. Guarantor hereby covenants and agrees to comply and to the extent applicable, to cause Tenant to comply with all of the covenants and agreements described in Exhibit A attached hereto and made a part hereof.


                                   ARTICLE III

                                EVENTS OF DEFAULT

         3.01. Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Guaranty:

         (a) a failure by Guarantor to make any payment of any Monetary Obligation, regardless of the reason for such failure;

         (b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01, if such failure continues for a period of thirty (30) days from the date on which notice is given by Landlord or, if the failure cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord, the cure period shall be extended for the period required to cure the failure (but such cure period, including any extension, shall not in the aggregate exceed ninety (90)
     days), provided that Guarantor shall commence to cure the failure within said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the failure until it shall be fully cured.

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
         (c) any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

         (d) a default beyond any applicable cure period by Guarantor in any payment of principal or interest on any obligations for borrowed money having a current outstanding principal balance of $2,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause such obligation to become due prior to its stated maturity; provided, however, that if such default shall be a default under Section 5.1(a) or
     Section 5.2(e), (g), (h) or (j) of the Credit Agreement or the comparable provisions of the Senior Credit Agreement then it shall not be a default under this clause (d) if Tenant or Guarantor, as the case may be, shall have obtained a waiver, amendment or modification in accordance with and subject to the terms of Exhibit A hereto and that if such default shall be a default under any other provision of the Credit Agreement or Senior Credit Agreement then it shall not be a default under this clause (iv) unless and until the Senior Lender causes the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity;

         (e) a default by Guarantor beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any leases with rental obligations over the current remaining terms thereof of $2,000,000 or more in the aggregate if the Landlord under any such lease or leases commences to exercise its remedies thereunder; provided, however, that if such default shall be a default under Section 5.1(a) or Section 5.2(e), (g), (h) or (j) of the Credit Agreement or the comparable provisions of the Senior Credit Agreement then it shall not be a default under this clause (e) if Tenant or Guarantor, as the case may be, shall have obtained a waiver, amendment or modification in accordance with and subject to the terms of Exhibit A hereto and that if such default shall be a default under any other provision of the Credit Agreement or Senior Credit Agreement then it shall not be a default under this clause (v) unless and until the Senior Lender causes the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity;

         (f) a default by Tenant or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, if an effect of such default is to cause the obligations

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
     of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity;

         (g) a final, non-appealable judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against Guarantor and the same shall remain undischarged for a period of sixty (60) consecutive days;

         (h) Guarantor shall breach any of the covenants and agreements described in Exhibit A attached hereto;

         (i) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

         (j) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

         (k) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

         (l) Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01. Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. If an Event of Default (as defined in the Lease) at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

         4.02. Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

         4.03. Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

         4.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

         4.05. Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing (including telexed communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or by telex with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantor, at One Celadon Drive, 9503 East 33rd Street, Indianapolis, Indiana 46236, or in accordance with the last unrevoked written direction from such party to the other party.

         4.06. Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder.

         4.07. Survival. All obligations of Guarantor to indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

         4.08. Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         4.09. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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
         4.10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Indiana.

         4.11. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

         IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

ATTEST:                                         CELADON GROUP, INC.


By: /s/ Illegible                               By: /s/ Illegible
    ----------------------------                    ----------------------------
Title: VP Sec                                   Title: Executive Vice President
       -------------------------                       -------------------------
       [Corporate Seal]



                [SIGNATURES TO GUARANTY AND SURETYSHIP AGREEMENT]

                                                                       EXHIBIT A



                               FINANCIAL COVENANTS



         1. Guarantor shall, and shall cause each of its subsidiaries to, comply
(A) with the affirmative covenant set forth in Section 5.1(a) of that certain Credit Agreement, dated as of June 1, 1994, among Tenant, Guarantor, Randy International Ltd., NBD Bank, N.A. ("NBD") and The First National Bank of Boston ("Boston" and together with NBD, collectively, the "Banks"), as amended by that certain First Amendment to Credit Agreement, dated as of October 31, 1994, and by that certain Second Amendment to Credit Agreement, dated as of October 31, 1995, and by that certain Third Amendment to Credit Agreement, dated as of September 16, 1996 (as amended, the "Credit Agreement"), in the same manner and to the same effect as if the terms of Section 5.1(a) of the Credit Agreement were set forth in full herein and (B) upon refinancing of the debt described in the Credit Agreement, with the affirmative covenant set forth in the credit agreement that replaces the Credit Agreement (any such replacement credit agreement, the "Senior Credit Agreement") pertaining to the matters addressed in
Section 5.1(a) of the Credit Agreement in the same manner and to the same effect as if the terms of such covenant of the Senior Credit Agreement were set forth herein, and subject to the conditions set forth in the following sentence, after giving effect to any modification, amendment or waiver of the Credit Agreement or Senior Credit Agreement, as the case may be, a copy of which has been delivered to Landlord, and for such purpose such terms of Section 5.1(a) of the Credit Agreement or Senior Credit Agreement, as the case may be, and such other relevant provisions and definitions of the Credit Agreement or Senior Credit Agreement, as the case may be, as are expressly referenced therein and amendments, modifications, and waivers thereto are incorporated herein by reference. Notwithstanding, and in limitation of, the foregoing, no amendment or modification to, or waiver of, Section 5.1(a) of the Credit Agreement or Senior Credit Agreement, as the case may be, shall be effective and binding upon Landlord (a) unless Tenant and/or Guarantor are not required to make any payment or grant any other consideration to the Banks or lender or lenders that replace the Banks (the Banks or such replacement lender, the "Senior Lender") as a condition to such amendment, modification or waiver or, if such consideration is required, unless concurrently with payment to the Senior Lender Landlord receives Landlord's Consideration and (b) unless such amendment or modification is executed or waiver granted no later than the earlier to occur of (x) one hundred and five (105) days following the earlier to occur of the date on which Guarantor notified the Senior Lender or the Senior Lender had actual knowledge of the breach under the Credit Agreement or Senior Credit Agreement, as the case may be, that gave rise to the need for an amendment, modification or waiver and
(Y) the date on which the Senior

Lender causes the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity. If at any time Guarantor shall not be subject to the Credit Agreement or any Senior Credit Agreement that contains an affirmative covenant pertaining to the matters addressed in Section 5.1(a) of the Credit Agreement, Guarantor shall, and shall cause each of its subsidiaries to, comply with the affirmative covenant set forth in the most recent Senior Credit Agreement pertaining to the matters addressed in Section 5.1(a) of the Credit Agreement in the same manner and to the same effect as if the terms of the applicable provisions of such Senior Credit Agreement were set forth in full herein, and giving effect to any modification, amendment or waiver thereto that complies with the provisions of the foregoing sentence.

         2. Guarantor shall not, and shall not permit any of its subsidiaries to, take any action or permit or suffer to exist any state of facts in contravention of any of the negative covenants set forth in Sections 5.2(e),
(g), (h) and (j) of the Credit Agreement or the applicable provisions of the Senior Credit Agreement pertaining to the matters addressed in Sections 5.2(e),
(g), (h) and (j) of the Credit Agreement, as the case may be, in the same manner and to the same effect as if the terms of Sections 5.2(e), (g), (h) and (j) of the Credit Agreement or applicable provisions of the Senior Credit Agreement were set forth in full herein, and, subject to the conditions set forth in the following sentence, after giving effect to any modification, amendment or waiver of the Credit Agreement or Senior Credit Agreement, as the case may be, a copy of which has been delivered to Landlord, and for such purpose such terms of Sections 5.2(e), (g), (h) and (j) of the Credit Agreement or applicable provisions of the Senior Credit Agreement, as the case may be, and such other provisions and definitions of the Credit Agreement or Senior Credit Agreement, as the case may be, as are expressly referenced therein and amendments, modifications and waivers thereto are incorporated herein by reference; provided, however, that the obligations of Tenant and/or Guarantor under any Capital Lease (as defined in the Credit Agreement) of equipment shall not be deemed to constitute Indebtedness (as defined in the Credit Agreement) for the purposes of Section 5.2(e) of the Credit Agreement or the comparable provision of the Senior Credit Agreement, unless and to the extent that the Senior Lender deems it to be so. Notwithstanding, and in limitation of, the foregoing, no amendment, modification to, or waiver of, Section 5.2(e), (g), (h) or (j) of the Credit Agreement shall be effective and binding upon Landlord (a) unless Tenant and/or Guarantor are not required to make any payment or grant any other consideration to the Senior Lender as a condition to such amendment, modification or waiver or, if such consideration is required, unless concurrently with the payment of the Senior Lender, Landlord receives Landlord's Consideration, and (b) such amendment or modification is executed or waiver is granted prior to the breach of any of the covenants set forth in clauses (e) (except as hereinafter set forth), (g) and (h) of Section 5.2 of the Credit Agreement or comparable provisions of the Senior Credit Agreement that gave rise to the need for an amendment, modification or waiver or within one hundred and five (105) days after Tenant or Guarantor has actual knowledge of the breach of (x) the covenant set forth in clause (e) of Section 5.2 of the Credit Agreement or comparable provision of the Senior Credit Agreement, which breach resulted from the fact that the creation, incurrence or assumption of such Indebtedness (as defined in the Credit Agreement) created a Default or Event of Default (each as defined in the Credit Agreement), or (y) the covenant set forth in clause (j) of
Section 5.2 of the Senior Credit Agreement or comparable provision of the Senior Credit Agreement, except in the event that the Senior Lender has caused the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity during such 105-day period, in which event such 105-day period shall end on the date that the Senior Lender caused the obligations of Tenant and/or Guarantor under the Credit Agreement or the Senior Credit Agreement, as the case may be, to become due prior to their stated maturity. If at any time Guarantor shall not be subject to the Credit Agreement or any Senior Credit Agreement that contains negative covenants Guarantor shall, and shall cause each of its subsidiaries to, comply with each of the negative covenants set forth in the most recent Senior Credit Agreement pertaining to the matters addressed in Sections 5.2(e), (g), (h) and (j) of the Credit Agreement in the same manner and to the same effect as if the applicable provisions of such Senior Credit Agreement were set forth in full herein and giving effect to any modification, amendment or waiver thereto that complies with the provisions of the foregoing sentence.

         3. A copy of the relevant provisions of Sections 5.1 and 5.2 of the Credit Agreement, and the amendments thereto, as the same are in effect on the date hereof, are attached hereto.

         4. For purposes of this Exhibit "A", "Landlord's Consideration" shall be an amount equal to the total consideration received by the Senior Lender for the modification, amendment or waiver multiplied by a fraction, the numerator of which is the Acquisition Cost and the denominator of which is the amount of the current aggregate Commitments (as defined in the Credit Agreement) or the maximum amount of credit available under the Senior Credit Agreement, as the case may be, which shall be paid to Landlord upon the same terms that consideration is paid to the Senior Lender; provided, however, that Landlord's Consideration shall not exceed the total consideration received by the Senior Lender.

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